Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No.3 of our report dated April 1, 2013 relating to the financial statements of Powerstorm Capital Corp. as of December 31, 2012 and 2011, and for the year ended December 31, 2012, the period from October 10, 2011 (inception) to December 31, 2011 and for the period from October 10, 2011 (inception) to December 31, 2012. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

April 1, 2013